CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 14, 2014,  relating  to the consolidated financial statements as of and for the year ended September 30, 2013 of SecureAlert, Inc.

We also consent to the references to our firm under the heading “Experts” in such Registration Statement

/s/ Eide Bailly LLP

April 30, 2014